Exhibit 3.33

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is	HRC Kalakaua LLC

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington. Zip code 19808. The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 21st day of April, 2011.

By:	/s/ Owen Wilcox
Authorized Person (s)

Name:	Owen Wilcox

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	HRC Kalakaua LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The Name of the Limited Liability Company is HRC Islander LLC

.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of April, A.D. 2011.

By:	/s/ Owen Wilcox
Authorized Person(s)

Name:	Owen Wilcox
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